UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 1, 2026 (the “Closing Date”), Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Parallax Acquisition”) of certain oil and gas properties, interests and related assets (the “Acquired Assets”) from Parallax Energy Operating Inc., a corporation existing under the laws of the Province of Alberta (“Seller”), pursuant to that certain asset purchase and sale agreement, dated May 22, 2026 (the “PSA”), among Seller, NOG Energy Canada, Ltd., a corporation existing under the laws of the Province of Alberta and a wholly owned subsidiary of the Company (“Purchaser”), and, for certain limited purposes, the Company. In accordance with the PSA, Purchaser paid closing consideration to Seller in respect of the Acquired Assets consisting of CA$237.0 million in cash (which includes a CA$37.5 million cash deposit previously paid by Purchaser upon the execution of the PSA and held in escrow in accordance with the terms of the PSA) and 3,689,413 shares of the Company’s common stock, par value $0.001 per share (the “Stock Consideration”). The cash portion of the consideration remains subject to final post-closing settlement between Purchaser and Seller. The cash portion of the closing payment was funded with cash on hand, operating free cash flow and borrowings under the Company’s revolving credit facility.

The material terms of the PSA were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on May 26, 2026, which is incorporated herein by reference. The description of the PSA included or incorporated by reference in this Current Report on Form 8-K (this “Report”) is qualified in its entirety by reference to the full text of the PSA, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 1.01	Entry Into a Material Definitive Agreement.

On the Closing Date, pursuant to the PSA, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Seller pursuant to which the Company has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement, or a prospectus supplement to an existing registration statement, on Form S-3ASR, covering the resale of the Stock Consideration no later than the later to occur of (x) the first business day following the Closing Date and (y) three business days after receipt of a completed customary questionnaire from Seller (subject to certain conditions and exceptions). The Company has agreed, among other things, to indemnify Seller and its permitted transferees with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description set forth under “Introductory Note” above of the issuance of the Stock Consideration pursuant to the PSA and the terms thereof is incorporated herein by reference. The Stock Consideration was issued in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The information contained in this Report is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Asset Purchase and Sale Agreement, dated May 22, 2026, among Parallax Energy Operating Inc., NOG Energy Canada, Ltd. and, for certain limited purposes, Northern Oil and Gas, Inc. (incorporated by reference to Exhibit 2.1 to Northern Oil and Gas, Inc.’s Current Report on Form 8-K filed with the SEC on May 26, 2026).

10.1	Registration Rights Agreement, dated June 1, 2026, by and between Northern Oil and Gas, Inc. and Parallax Energy Operating Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request. Certain personally identifiable information has also been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

By:	/s/ Erik J. Romslo
Erik J. Romslo
Chief Legal Officer and Secretary

Dated: June 1, 2026